Exhibit 10.1

FIRST AMENDMENT TO WAREHOUSING
CREDIT AND SECURITY AGREEMENT

This First Amendment to Warehousing Credit and Security Agreement (this "Amendment"), is entered into effective as of the 29th day of August, 2007 by and among CENTERLINE MORTGAGE CAPITAL INC., a Delaware corporation and CENTERLINE MORTGAGE PARTNERS INC., a Delaware corporation (individually and collectively, the "Borrower"), CITICORP USA, INC., as the lender under the Credit Agreement, as defined hereafter ("Existing Lender") and SUNTRUST BANK ("SunTrust") and WACHOVIA BANK, N.A. ("Wachovia", together with SunTrust, individually, an "Additional Lender" and collectively, the "Additional Lenders" together with the Existing Lender, individually, a "Lender" and collectively, the "Lenders"), and CITICORP USA, INC., as agent for the Lenders ("Agent").

Section 1.  Recitals.  Borrower, Agent, and Existing Lender entered into that certain Warehousing Credit and Security Agreement dated May 31, 2007, (the "Credit Agreement") for the purposes and consideration therein expressed.  Borrower, Agent, and the Existing Lender desire to reduce the Commitment, add SunTrust and Wachovia as "Lenders" under the Credit Agreement, and make certain other amendments to the Credit Agreement as more particularly set forth herein.  Therefore, Borrower, Agent, and the Lenders hereby agree as follows, intending to be legally bound:

Section 2.  Definitions and References.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms in the Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 3.  Amendments.  The Credit Agreement is hereby amended, as follows:

(a)  The following definitions are hereby amended and restated in or added to, as applicable, Section 1.1 of the Credit Agreement as follows:

"Advance Rate" has the meaning set forth in Section 2.2(a) hereof.

"Collateral Value" means, as of any date of determination, (a) with respect to any Eligible Loan, the lesser of (1) the amount of the Advance permitted against such Eligible Loan under Section 2.1(c) hereof or (2) the Fair Market Value of such Eligible Loan; and (b) if Eligible Loans have been exchanged for Agency Securities, the lesser of (1) the amount of any Advances outstanding against the Eligible Loans backing the Agency Securities or (2) the Fair Market Value of the Agency Securities.

"Commitment" means the commitment of the Lenders to make Advances hereunder in an aggregate principal amount at any time outstanding that shall not exceed an amount equal to TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($250,000,000.00), subject to any increases or decreases of such amount pursuant to the terms of this Agreement; provided, however, that no Lender's portion of such Advances may ever exceed its Commitment Amount.

"FHA Construction Draw" means an advance made under an FHA Construction Mortgage Loan to the Mortgagor or its designee for the payment of construction-related expenses incident to the construction of improvements upon a Multi-family Property or acquisition of the real property upon which such improvements are to be constructed.

"FHA Project Mortgage Loan" means an FHA fully insured Multi-family Mortgage Loan, which Mortgage Loan is covered by a Purchase Commitment for the Mortgage Loan or the Mortgage-backed Securities to be created on the basis of such Mortgage Loan.

"Mortgage" means a mortgage, deed of trust, deed to secure debt or other form of mortgage instrument, appropriate and effective for the U.S. jurisdiction where the real estate is located to create, perfect and maintain in full force and effect a first or second (or third as permitted by any Agency in connection with its Purchase Commitment of any Eligible Loan) priority mortgage lien against it, securing a Mortgage Note and granting a perfected first or second (or third as permitted by any Agency in connection with its Purchase Commitment of any Eligible Loan) priority lien on real, personal, or mixed property consisting of land, improvements and other property more particularly described therein.

"Mortgagor" means a borrower under a Mortgage Loan.

"Par Value" means, with respect to any FHA Construction Draw, at the time of any determination, the unpaid principal balance of such FHA Construction Draw on such date.

(b)  Section 2.1(c)of the Credit Agreement is hereby amended and restated to read as follows:

(c)     In addition to the limitations set forth in this Agreement, each Advance to fund an Eligible Loan shall be limited to an amount equal to one hundred percent (100%) (the "Advance Rate") of the following:

(i) with respect to an Eligible Mortgage Loan that is not a FHA Construction Mortgage Loan, the lesser of (x) the Mortgage Note Amount, or (y) the Committed Purchase Price amount.

(ii) with respect to an Eligible Mortgage Loan that is a FHA Construction Mortgage Loan, the lesser of (x) the Par Value of related FHA Construction Draw to be funded from such Advance; or (y) the Committed Purchase Price amount for such FHA Construction Draw to be funded from such Advance.

(c)  Section 2.8  Commitment Fee. of the Credit Agreement is hereby amended and restated to read as follows:

   2.8           Commitment Fee.  In consideration of Lenders' agreement to make Advances available to Borrower under the Commitment, subject to the terms of this Agreement, Borrower shall pay to Agent for the ratable account of each Lender in accordance with their respective Commitment Percentage, a commitment fee equal to 0.05% of the Commitment (the "Commitment Fee").  The Commitment Fee shall be deemed fully earned, non refundable and payable upon the execution and delivery of this Agreement by the parties, notwithstanding the Commitment is never fully funded during the term of this Agreement.

(d)  Section 5.12(h) of the Credit Agreement is hereby amended and restated to read as follows:

         (h)           Each Pledged Loan is secured by a first or second Lien (or third as permitted by any Agency in connection with its Purchase Commitment of any Eligible Loan) on the premises described in that Mortgage.  Each Pledged Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

(e)  Section 7.11 of the Credit Agreement is hereby amended and restated to read as follows:

         7.11           Minimum Servicing Portfolio (CMC).  Permit the Servicing Portfolio of CMC (and its Subsidiaries, on a consolidated basis) to be less than SIX BILLION AND NO/100 DOLLARS ($6,000,000,000.00), computed as of the end of each calendar quarter.

(f)  The notification information of SunTrust and Wachovia as set forth below its respective signature is hereby added to Article 9 of the Credit Agreement for all purposes.

(g)  All references to Free Delivery in Schedule I to Exhibit C/Freddie Mac, Schedule I to Exhibit C-Fannie Mae, and Schedule I to Exhibit C/FHA are hereby deleted in their    entirety  for all  purposes.

(h)  Schedule 1 to the Credit Agreement is deleted in its entirety and Schedule 1 to this Amendment is given in substitution and replacement thereof.

Section 4.  Addition of New Lender.  In accordance with Section 13.1 of the Credit Agreement, each of the Additional Lenders hereby acknowledges and agrees, with the consent of the Borrower, Agent, and the Existing Lender, that, from and after the effective date hereof, it shall be a party to the Credit Agreement and shall have the rights and obligations of a Lender under the Loan Documents as set forth therein and as modified hereby.  Each of the Additional Lenders (a) represents and warrants to Borrower, Agent, and the Existing Lender that it is legally authorized to enter into this Amendment, (b) confirms that it has received a copy of the Credit Agreement, copies of the current financials, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (c) agrees with Borrower, Agent, and the Existing Lender that it shall independently and without reliance upon Agent, or any other Lender and based on such documents and information as it deems appropriate at the time continue to make its own credit decisions in taking or not taking action under the Loan Documents, (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms of the Loan Documents and all other reasonably incidental powers, (e) confirms, acknowledges, and agrees its Commitment Amount and Commitment Percentage is as set forth in Schedule 1 to the Credit Agreement, as modified hereby and from time to time hereafter, and (f) agrees with Borrower, Agent, and the other Lenders that it shall perform and comply with all provisions of the Loan Documents applicable to Lenders in accordance with their respective terms.

Section 5.  Representations and Other Agreements.  Borrower represents and warrants that all of the representations and warranties contained in the Credit Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

Section 6.  Representations.  Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the Obligations of Borrower as evidenced by the Loan Documents.  Borrower hereby acknowledges, agrees, and represents that (i) Borrower is indebted to Lenders pursuant to the terms of the Credit Agreement and the Notes, as modified hereby; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, first, prior, valid and subsisting liens, security interests and assignments against the Collateral and secure all indebtedness and obligations of Borrower to Lenders under the Notes, the Credit Agreement, all other Loan Documents, as modified herein; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of the Agent's or Lenders' acts or omissions with respect to the Loan Documents, or the Agent's or Lenders' performance under the Loan Documents; (v) the representations and warranties contained in the Loan Documents are true and correct representations and warranties of Borrower, as of the date hereof; (vi) Borrower is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Borrower of Borrower’s obligations under the terms and provisions of the Loan Documents.

Section 7.  Severability.  In the event any one or more provisions contained in the Credit Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

Section 8.  Ratification of Agreements.  (a) Except as amended hereby, Borrower ratifies and confirms that the Credit Agreement, the Notes, and all other Loan Documents are and remain in full force and effect in accordance with their respective terms and that all Collateral is unimpaired by this Amendment and secures the payment and performance of all indebtedness and obligations of Borrower under the Notes, the Credit Agreement, and all other

 Loan Documents, as modified hereby.  Borrower shall execute and deliver a new Note to each Lender in the amount of its Commitment Amount.

(b)           The undersigned officer of the Borrower executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Borrower this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Borrower, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Credit Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anyway.

(c)           Any reference to the Credit Agreement in any Loan Document shall be deemed to be references to the Credit Agreement as amended hereby.  Any reference in this Amendment and the other Loan Documents to the Notes shall be deemed to be references to the new Notes executed and delivered by the Borrower in connection herewith.

Section 9.   No Waiver.  Borrower agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Agent and Lenders, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

Section 10.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

Section 11.  Counterparts and Gender.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Each gender used herein shall include and apply to all genders, including the neuter.

Section 12. NO ORAL AGREEMENTS. THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS, AS MODIFIED AND AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

THERE  ARE  NO  UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED this 29th day of August, 2007 to be effective as of the date first written above.

[SIGNATURE PAGES FOLLOW]

BORROWER:

CENTERLINE MORTGAGE CAPITAL INC.,
a Delaware corporation

By: /s/ Matthew Stern__________________________
Name:_Matthew Stern__________________________
Title: __Managing Director_______________________

CENTERLINE MORTGAGE PARTNERS INC.,
a Delaware corporation

By: /s/ Matthew Stern__________________________
Name:_Matthew Stern__________________________
Title: __Managing Director_______________________

CITICORP USA, INC., as Agent

By: /s/ Amir K. Kirkwood
Name:_Amir K. Kirkwood
Title: __Vice President

CITICORP USA, INC., as a Lender

By: /s/ Amir K. Kirkwood
Name:_Amir K. Kirkwood
Title: __Vice President

SUNTRUST BANK,
a Georgia banking corporation., as a Lender

By: __/s/ Derrick C. Brown
Name:__Derrick C. Brown
Title:___First Vice President

Notice Address:

SunTrust Bank
Attn: Derrick C. Brown, First Vice President
25 Park Place, 18th Floor
Atlanta, GA 30303
Fax: 404.230.5534
Email: Derrick.Brown@SunTrust.com

WACHOVIA BANK, N.A.,
a national banking association., as a Lender

By: ___/s/ Filomena R. Cerqueira
Name:___Filomena R. Cerqueira
Title:____Vice President

Notice Address:

WACHOVIA BANK, N.A.
Attn: Filomena R. Cerqueira, Vice President
One Boston Place, WS5200
201 Washington Street, 27th Floor
Boston, MA 02108
Fax: 617.603.4228
Email: filomena.cerqueira@wachovia.com

Schedule 1 – Lenders and Commitments

Lender	Commitment Amount	Commitment Percentage
Citicorp USA., Inc.	$170,000,000	68%
SunTrust Bank	$ 50,000,000	20%
Wachovia Bank, N.A.	$ 30,000,000	12%

Houston_1\929593\1 47644-1 8/22/2007